                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         C.H. ROBINSON WORLDWIDE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                         C.H. ROBINSON WORLDWIDE, INC.
                              8100 MITCHELL DRIVE
                         EDEN PRAIRIE, MINNESOTA 55344

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 5, 1998

TO THE STOCKHOLDERS OF C.H. ROBINSON WORLDWIDE, INC.:

  Notice is hereby given that the Annual Meeting of Stockholders of C.H. Robinson Worldwide, Inc. (the "Company") will be held on Tuesday, May 5, 1998 at 9:00 a.m., local time, at the executive offices of the Company located at 8100 Mitchell Road, Eden Prairie, Minnesota, for the following purposes:

  1. To elect two directors to serve for three-year terms or until their respective successors are elected and qualified;

  2. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998; and

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Only holders of record of the Company's Common Stock as of the close of business on March 14, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof.

  YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                                          By Order of the Board of Directors

                                          /s/ Owen P. Gleason

                                          Owen P. Gleason
                                          Secretary

April 1, 1998

                         C.H. ROBINSON WORLDWIDE, INC.
                              8100 MITCHELL ROAD
                         EDEN PRAIRIE, MINNESOTA 55344

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                                  MAY 5, 1998

  This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of C.H. Robinson Worldwide, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, May 5, 1998, at 9:00 a.m., local time, at the executive offices of the Company located at 8100 Mitchell Road, Eden Prairie, Minnesota, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and the form of proxy enclosed are being mailed to stockholders with the Company's Annual Report to Stockholders commencing on or about April 1, 1998.

  Only stockholders of record of the Common Stock, par value $0.10 per share, of the Company (the "Common Stock") at the close of business on March 14, 1998 will be entitled to vote at the Annual Meeting. As of that date, a total of 41,264,621 shares of Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. If, however, a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum shall be present or represented.

  Shares of the Company's Common Stock represented by proxies in the accompanying form, which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in the manner directed by a stockholder. If no direction is given, the proxy will be voted FOR the election of the nominees for director named in this Proxy Statement and FOR ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants. A stockholder may revoke a proxy at any time prior to its exercise by giving to an officer of the Company a written notice of revocation of the proxy's authority, by submitting a duly elected proxy bearing a later date or by delivering a written revocation at the Annual Meeting.

  If a stockholder returns a proxy withholding authority to vote the proxy with respect to a nominee for director, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee, but shall not be deemed to have been voted for such nominee. If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be present and entitled to vote at the Annual Meeting for purposes of calculating the vote with respect to such matter.

  As of the date of this Proxy Statement, the Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

  The Board of Directors of the Company is composed of seven members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. D.R. Verdoorn and Barry W. Butzow are the directors in the class whose term expires at the Annual Meeting. The Board of Directors has nominated Messrs. Verdoorn and Butzow for election to the Board of Directors at the Annual Meeting for terms of three years, and each has indicated a willingness to serve. The other directors of the Company will continue in office for their existing terms. Looe Baker III, Robert Ezrilov and Owen P. Gleason serve in the class whose term expires in 1999, and Gerald A. Schwalbach and Dale S. Hanson serve in the class whose term expires in 2000. Upon the expiration of the term of a class of directors, directors in such class will be elected for three-year terms at the annual meeting of stockholders in the year in which such term expires. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director.

  The persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election of Messrs. Verdoorn and Butzow, unless otherwise directed. In the event that any nominee becomes unavailable for election at the Annual Meeting, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion as recommended by the Board of Directors.

  Information concerning the incumbent directors is set forth below.

 D.R. Verdoorn                 D.R. Verdoorn, 59 years old, has been the
 (Nominee with new term        President and Chief Executive Officer of the
 expiring in 2001)             Company and its predecessor since 1977 and a
                               director since 1975. He has been with the
                               Company since 1963. He has served on the Boards
                               of Directors for United Fresh Fruit and
                               Vegetable Association and the Produce Marketing
                               Association. Mr. Verdoorn attended Central
                               College in Pella, Iowa.
 Barry W. Butzow               Barry W. Butzow, 51 years old, has been a Vice
 (Nominee with new term        President of the Company since 1984 and a
 expiring in 2001)             director since 1986. He began employment with
                               the Company in 1969. He holds a Bachelor of Arts
                               degree from Moorhead State University.
 Looe Baker III                Looe Baker III, 48 years old, has been a Vice
 (Term expires in 1999)        President of the Company since 1979 and a
                               director since 1984. Mr. Baker began his career
                               with the Company in 1971. Mr. Baker has served
                               on the Board of Directors for the Produce
                               Marketing Association. He is a director of Orval
                               Kent Holding Co. He holds a Bachelor of Science
                               degree from Drake University.
 Robert Ezrilov                Robert Ezrilov, 53 years old, has been a
 (Term expires in 1999)        director of the Company since 1995. Mr. Ezrilov
                               has been self-employed as a business consultant
                               since April 1995. Prior to that, he was a
                               partner with Arthur Andersen LLP, which he
                               joined in 1966 subsequent to his obtaining a BSB
                               degree at the University of Minnesota. Mr.
                               Ezrilov also serves on the Board of Directors of
                               Zomax Optical Media, Inc. (a turnkey provider of
                               CDs and cassettes), and as an advisory board
                               member to Holiday Companies (a group of related
                               companies engaged in retailing and wholesaling
                               grocery, general merchandise and petroleum
                               products) and L&M Radiator (a replaceable core
                               radiator manufacturer).
 Owen P. Gleason               Owen P. Gleason, 46 years old, has been Vice
 (Term expires in 1999)        President and General Counsel of the Company
                               since 1990 and served as corporate counsel since
                               1978. Mr. Gleason has been a director since
                               1986. Mr. Gleason holds a law degree from
                               Oklahoma City University and a Bachelor's Degree
                               from Ripon College.

 Gerald A. Schwalbach          Gerald A. Schwalbach, 53 years old, has been a
 (Term expires in 2000)        director of the Company since 1997. He is
                               currently an officer and director of Two S
                               Properties, Inc. and Superior Storage, LLC, both
                               of which are engaged in the business of
                               operating self-storage and office warehouses.
                               From 1985 to June 1996, Mr. Schwalbach served as
                               Executive Vice President of Jacobs Management,
                               Inc., a management corporation, and from 1996 to
                               March 1997, as Executive Vice President of IMR
                               General, Inc., an affiliate of Jacobs
                               Management, Inc. Prior to joining Jacobs
                               Management, Inc., Mr. Schwalbach was a tax
                               partner with Arthur Andersen LLP. Since 1988, he
                               has been a director of Delta Beverage Group,
                               Inc., a beverage bottler and distributor. He
                               graduated from Mankato State University in 1966
                               with a Bachelor of Science degree.
 Dale S. Hanson                Dale S. Hanson, 59 years old, has been Vice
 (Term expires in 2000)        President, Finance and Chief Financial Officer
                               of the Company since 1990 and a director since
                               1988. Prior to joining the Company, Mr. Hanson
                               held various executive positions with First Bank
                               System, Inc. (now U.S. Bancorp), including
                               Executive Vice President of First Bank System,
                               Inc., President of FBS Merchant Banking Group
                               and President of First Bank of St. Paul. Mr.
                               Hanson holds a Bachelor of Arts degree from
                               Carleton College.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. VERDOORN AND BUTZOW AS DIRECTORS OF THE COMPANY.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During 1997, the Board of Directors held five meetings. Each director holding office during the year attended at least 75% of the total number of meetings of the Board of Directors (held during the period for which he has been a director) and committees of the Board on which he served. The Board of Directors has an Audit Committee and a Compensation Committee, which are described below. The Company does not have a Nominating Committee.

  The Board of Directors established an Audit Committee, effective upon closing of the Company's initial public offering in October 1997, comprised of Messrs. Ezrilov and Schwalbach. The Audit Committee is responsible for nominating the Company's independent public accountants for approval by the Board of Directors, reviewing the scope, results and costs of the audit with the Company's independent accountants and reviewing the Company's significant accounting policies and internal controls. The Audit Committee held two meetings during 1997.

  The Board of Directors has a Compensation Committee that until the closing of the Company's initial public offering was comprised of Messrs. Verdoorn, Ezrilov and Schwalbach, and since the closing has been comprised of Messrs. Ezrilov and Schwalbach. The Compensation Committee is responsible for determining the compensation and benefits for the executive officers of the Company and for administering the Company's stock plans. The Compensation Committee held one meeting during 1997.

COMPENSATION OF DIRECTORS

  During 1997, each non-employee director of the Company received $1,500 for each meeting of the Board of Directors and $750 for each committee meeting attended, and an annual retainer of $6,000. The Company may pay such fees in Common Stock. The Company also reimburses non-employee directors for expenses incurred in attending Board meetings. On October 15, 1997, each non-employee director of the Company also received a non-qualified stock option to purchase 3,000 shares of Common Stock at a price equal to the initial public offering price ($18.00) under the Company's 1997 Omnibus Stock Plan (the "Stock Incentive Plan").

  Directors who are also employees of the Company are not separately compensated for any services provided as a director.

                            EXECUTIVE COMPENSATION

  The following table sets forth all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the years ended December 31, 1997 and 1996, by the Company's Chief Executive Officer and the four other most highly compensated executive officers.

                          SUMMARY COMPENSATION TABLE

                                                   LONG-TERM COMPENSATION
                            ANNUAL COMPENSATION            AWARDS
                         ------------------------- -----------------------
                                                    RESTRICTED  SECURITIES
                         FISCAL                       STOCK     UNDERLYING    ALL OTHER
                          YEAR  SALARY(1) BONUS(2) AWARDS($)(3) OPTIONS(#) COMPENSATION(4)
                         ------ --------- -------- ------------ ---------- ---------------
D.R. Verdoorn...........  1997  $166,132  $332,891   $238,602     13,109       $   -0-
 President and Chief      1996   164,276   271,452    197,271        -0-           -0-
 Executive Officer
Looe Baker III..........  1997  $114,795  $212,891   $ 79,534     13,109       $12,800
 Vice President           1996   111,900   173,764     65,757        -0-        12,000
Barry W. Butzow.........  1997  $ 99,599  $227,891   $ 79,534     13,109       $12,800
 Vice President           1996    98,823   179,839     65,757        -0-        12,000
Gregory D. Goven........  1997  $ 98,400  $216,836   $ 69,592     13,109       $12,800
 Vice President           1996    97,924   164,839     57,535        -0-        12,000
Dale S. Hanson..........  1997  $164,240  $112,891   $ 59,651     13,109       $12,800
 Vice President and       1996   163,764    96,075     49,318        -0-        12,000
 Chief Financial Officer
Bernard M. Madej(5).....  1997  $ 98,400  $227,891   $ 69,592     13,109       $12,800
                          1996    97,924   179,839     57,535        -0-        12,000

--------
(1) Base salary plus amount paid as an automobile allowance.

(2) The Company pays bonuses to executives when both the Company achieves certain corporate performance objectives and the particular executive achieves certain objectives established on an annual basis.

(3) In 1997, the Company awarded 282,086 restricted shares to 57 employees, including 13 executive officers, pursuant to the Company's Central Office Management Incentive Program ("COMIP"), Profit Center Incentive Program ("PCIP"), and Employee Incentive Program. These grants pertained to fiscal 1996 compensation. Prior to the Company's initial public offering in October 1997, 87 employees (including the named executive officers) held an aggregate of 5,968,901 restricted shares under the three programs, all of which were sold in the Company's initial public offering. Prior to the closing of the offering, all restrictions were removed. Upon the closing of the offering, the Employee Incentive Program was terminated, and the

   COMIP and PCIP were modified to provide that participants for fiscal 1997 would receive an equivalent amount of cash rather than restricted shares. The fiscal 1997 amounts were paid in cash to participants in March 1998.

(4) Contributions to the Robinson Companies Retirement and Savings Plan.

(5) Mr. Madej, formerly the Company's Vice President, Logistics, retired as of October 28, 1997. If Mr. Madej had remained an executive officer through December 31, 1997, he would have qualified as one of the Company's four other most highly compensated executive officers.

STOCK OPTIONS

  The following tables summarize (i) stock options granted to the executive officers named in the Summary Compensation Table above during the year ended December 31, 1997 and (ii) the value of all options held by such persons at December 31, 1997. No options held by such executive officers were exercised during the 1997 fiscal year.

                       OPTION GRANTS IN FISCAL YEAR 1997

                                                                            POTENTIAL
                                                                        REALIZABLE VALUE
                                      INDIVIDUAL GRANTS(1)              AT ASSUMED ANNUAL
                         ----------------------------------------------  RATES OF STOCK
                         NUMBER OF       % OF                                 PRICE
                         SECURITIES TOTAL OPTIONS                       APPRECIATION FOR
                         UNDERLYING   GRANTED TO   EXERCISE              OPTION TERM(3)
                          OPTIONS    EMPLOYEES IN  PRICE PER EXPIRATION -----------------
NAME                      GRANTED   FISCAL YEAR(2)   SHARE      DATE       5%      10%
----                     ---------- -------------- --------- ---------- -------- --------
D.R. Verdoorn...........   13,109        2.8%       $18.00    10/15/07  $148,395 $376,063
Looe Baker III..........   13,109        2.8         18.00    10/15/07   148,395  376,063
Barry W. Butzow.........   13,109        2.8         18.00    10/15/07   148,395  376,063
Gregory D. Goven........   13,109        2.8         18.00    10/15/07   148,395  376,063
Dale S. Hanson..........   13,109        2.8         18.00    10/15/07   148,395  376,063
Bernard M. Madej........   13,109        2.8         18.00    10/15/07   148,395  376,063

--------
(1) The options shown in this table are all incentive stock options granted pursuant to the Company's Stock Incentive Plan. The options have 10-year terms and become exercisable in four equal cumulative annual installments beginning on October 15, 1999.

(2) On October 15, 1997, the Company granted options for an aggregate of 469,677 shares of Common Stock to 253 employees, including the named executive officers, at an exercise price equal to the initial public offering price of the Common Stock.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices. These amounts represent certain assumed rates of appreciation in the value of the Company's Common Stock from the fair value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions.

             AGGREGATED VALUE OF OPTIONS HELD AT DECEMBER 31, 1997

                               NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                  OPTIONS HELD AT      IN-THE-MONEY OPTIONS HELD
                                 DECEMBER 31, 1997      AT DECEMBER 31, 1997(1)
                             ------------------------- -------------------------
NAME                         EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                         ----------- ------------- ----------- -------------
D.R. Verdoorn...............     -0-        13,109        $-0-        $57,352
Looe Baker III..............     -0-        13,109        $-0-        $57,352
Barry W. Butzow.............     -0-        13,109        $-0-        $57,352
Gregory D. Goven............     -0-        13,109        $-0-        $57,352
Dale S. Hanson..............     -0-        13,109        $-0-        $57,352
Bernard M. Madej............     -0-        13,109        $-0-        $57,352

--------
(1) "Value" has been determined based on the difference between the last sale price of the Company's Common Stock as reported by The Nasdaq National Market on December 31, 1997 ($22.375) and the per share option exercise price, multiplied by the number of shares subject to the in-the-money options.

INDEBTEDNESS OF MANAGEMENT

  The Company has made loans to its officers from time to time. All such loans require that the officer pay interest on an annual basis at the prime rate. The following table shows for certain of the Company's executive officers and members of their immediate families the name of such person, the person's relationship to the Company, the largest aggregate amount of indebtedness outstanding during the year ended December 31, 1997, and the amount outstanding on January 31, 1998. The interest rate charged on such loans has varied from 8.25% to 8.50% over the period from January 1, 1997 through December 31, 1997 and was 8.50% at January 31, 1998.

                                                   MAXIMUM
                                                 OUTSTANDING
                                                IN YEAR ENDED    OUTSTANDING AT
NAME                       RELATIONSHIP       DECEMBER 31, 1997 JANUARY 31, 1998
----                     -----------------    ----------------- ----------------
D.R. Verdoorn........... Executive Officer        $ 55,166          $  -0-
Barry W. Butzow......... Executive Officer         185,000             -0-
Gregory D. Goven........ Executive Officer         112,880             -0-
Michael T. Rempe........ Executive Officer          89,786             -0-
Thomas M. Jostes........ Executive Officer         100,000             -0-
Thomas D. Perdue........ Executive Officer          45,000           30,000
Dale S. Hanson.......... Executive Officer         150,000             -0-
Owen P. Gleason......... Executive Officer         187,401             -0-
Jennifer T. Amys........ Executive Officer          50,000           50,000
John P. Wiehoff......... Executive Officer          40,000             -0-
Suzanne M. Jostes.......  Immediate family(1)       18,000            6,000

--------
(1) Ms. Jostes is the sister of Thomas M. Jostes and is an employee of the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Prior to the Company's initial public offering, the Compensation Committee of the Board of Directors (the "Compensation Committee") consisted of Messrs. Verdoorn, Ezrilov and Schwalbach. Since the closing of the offering, the Compensation Committee has consisted entirely of independent directors. The Compensation Committee is responsible for determining the compensation and benefits of the executive officers of the Company. The Compensation Committee also administers the Company's stock plans, including the Stock Incentive Plan.

OBJECTIVES AND PHILOSOPHY

  The Compensation Committee has adopted a compensation philosophy intended to achieve the following basic goals: (i) provide a level of total compensation necessary to attract high quality executives; (ii) provide incentive compensation based on the alignment of corporate performance objectives and the interests of the stockholders to achieve further Company growth; (iii) emphasize team performance; (iv) balance incentive compensation to achieve both short-term and long-term results; and (v) encourage executives to make long-term career commitments to the Company and its stockholders through the Company's compensation programs.

  The Compensation Committee reviews market data and assesses the Company's competitive position in each of the three primary components of executive compensation: base salary, annual bonus and long-term incentive compensation. The following descriptions of the primary components of compensation contain additional detail regarding the Committee's objectives and philosophy. The Compensation Committee does not allocate a fixed percentage to each of the three components. Compensation decisions regarding individual executives may also be based on factors such as individual performance, level of responsibility, unique skills of the executive and demands of the position.

COMPONENTS OF COMPENSATION

  Base salary. Annual base salary is designed to compensate executives for sustained performance and is intended to provide a minimum guaranteed compensation. In 1997, base salary levels and annual increases for executive officers were determined based on an evaluation of the responsibilities of the position held and the experience of the particular individuals. The Committee believes that a significant percentage of total compensation should be variable and incentive based.

  Bonus compensation. Prior to the Company's initial public offering, executives had been awarded restricted stock under the Company's Central Office Management Incentive Program ("COMIP"), and selected managers of larger Company profit centers had been awarded restricted stock under the Company's Profit Center Incentive Program ("PCIP"), without any additional payment, the amount of which depended upon the achievement of certain growth objectives for the Company. Participants in the COMIP and PCIP and their percentage participation were selected prior to the beginning of a fiscal year for participation for the next three fiscal years. A pool, based on growth in net profits before taxes and profit sharing, with certain other adjustments, over the prior year, was established for each year for each program. Each participant had a percentage participation in the respective pool, and the value of each pool, as of the end of a year, was paid out in Common Stock in the following year to participants in the respective pool, based on the book value of the Common Stock at year end and their relative participations. Under the Company's Employee Incentive Program, Common Stock had also been awarded to key employees, without any additional payment. Upon the closing of the initial public offering, the Employee Incentive Program was terminated, and the COMIP and PCIP were modified to provide that participants for fiscal 1997 would receive cash rather than restricted shares. The fiscal 1997 amounts were paid in cash to participants in March 1998. The COMIP and PCIP have been discontinued for 1998.

  The Company's Operational Executive Compensation Plan ("OECP") pays cash bonuses to executives (including the named executives) when both the Company achieves certain corporate performance objectives and the particular executive achieves certain objectives established on an annual basis. The amount available for such bonuses increases in relation to the extent to which such objectives are exceeded. The bonus column of the Summary Compensation Table above contains the annual incentive payments for 1997 for the Chief Executive Officer and each of the other named executive officers.

  Long-Term Incentive Compensation. Pursuant to the Stock Incentive Plan, officers, other employees, consultants and eligible independent contractors of the Company may receive options to purchase Common Stock. The Stock Incentive Plan provides for the grant of both incentive stock options intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options that do not qualify for such treatment. The Stock Incentive Plan also permits grants of stock appreciation rights, restricted stock and restricted stock unit awards, performance awards, dividend equivalents and other stock grants or other stock-based awards.

  The Compensation Committee administers the Stock Incentive Plan and approves awards thereunder. A total of 2,000,000 shares of Common Stock has been reserved for issuance under the Stock Incentive Plan. In determining the persons to whom options and awards may be granted and the number of shares subject to each, the Committee may take into account the nature of services rendered by the respective employees or consultants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its discretion may deem relevant. Non-employee directors may be granted a nonqualified stock option to purchase shares of Common Stock on an annual basis.

  The Board of Directors may amend or discontinue the Stock Incentive Plan at any time. The Committee may not alter or impair any award granted under the Stock Incentive Plan without the consent of the holder of the award except as otherwise provided in the Stock Incentive Plan or any award agreement. The Stock Incentive Plan will expire in 2007.

CHIEF EXECUTIVE OFFICER PERFORMANCE EVALUATION AND COMPENSATION

  The determination of the Chief Executive Officer's base salary, bonus and long-term incentive compensation for fiscal 1997 followed the policies set forth above for all executives' compensation. In the years prior to the Company's initial public offering, the nonemployee directors of the Company met annually to privately review Mr. Verdoorn's performance. The Compensation Committee will continue to conduct a separate performance evaluation in determining Mr. Verdoorn's compensation.

  Mr. Verdoorn became President and Chief Executive Officer in 1977. His compensation for 1996-1997 is shown in the Summary Compensation Table above. During 1997, Mr. Verdoorn's base salary was increased 1.13% over 1996 to $166,132. Mr. Verdoorn received a cash bonus pursuant to the Company's OECP in the amount of $332,891, and Mr. Verdoorn earned $238,602 under the Company's COMIP, in recognition of favorable corporate performance and individual performance. Additionally, Mr. Verdoorn, along with the other named executive officers, received an option grant for 13,109 shares of Common Stock, with an exercise price equal to the initial public offering price of the Common Stock. In the Compensation Committee's judgment, these cash and stock option awards reflect Mr. Verdoorn's significant contributions to the Company's success through his vision, leadership and long-term dedication.

COMPENSATION LIMITATIONS

  Section 162(m) of the Code generally limits the corporate deduction for compensation paid to executive officers to $1.0 million, unless the compensation qualifies as "performance-based compensation" under the Code. The Committee has reviewed the potential consequences for the Company of Section 162(m) and believes that this provision did not affect the deductibility of compensation paid to the Company's executive officers in 1997, and is currently expected to have no impact in 1998. The Committee will continue to monitor this matter and may propose changes to the executive compensation program if warranted.

                                          Robert Ezrilov
                                          Gerald A. Schwalbach

                                          Members of the Compensation
                                           Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee are Robert Ezrilov and Gerald A. Schwalbach. With the exception of D. R. Verdoorn, who served as a member of the Compensation Committee until the Company's initial public offering in October 1997, no executive officer of the Company served as a member of the Compensation Committee or as a director of any other entity, one of whose executive officers served on the Compensation Committee or as a director of the Company. No person who served as a member of the Compensation Committee was a party to any material transaction set forth under "Certain Transactions," except for Mr. Schwalbach, who purchased from the Company in August 1997 the Company's interest in a real estate venture, as well as 25,000 shares of Common Stock on June 30, 1997 at book value.

                               PERFORMANCE GRAPH

  The following graph shows a comparison of cumulative total returns for the Company, the Standard & Poor's 500 Composite Stock Index and the Nasdaq Transportation Index, assuming the investment of $100 on October 15, 1997 (the date the Common Stock began trading) and the reinvestment of dividends.



                              [PERFORMANCE GRAPH]

                                                               10/15/97 12/31/97
                                                               -------- --------
   C.H. Robinson Worldwide, Inc............................... $100.00   124.65
   Standard & Poor's 500 Composite Stock Index................  100.00   102.87
   Nasdaq Transportation Index................................  100.00    96.60

                             CERTAIN TRANSACTIONS

  In December 1996, the Company invested $4,323,000 in a real estate venture. Gerald A. Schwalbach, a director of the Company, has a substantial interest in the venture. In August 1997, the investment was sold to Mr. Schwalbach and an unrelated individual on terms that the Company believes were no less favorable than what the Company could have received from an unaffiliated third party. The Company's income on the investment was $595,000.

  On June 30, 1997, the Company sold 25,000 shares of Common Stock to Gerald
A. Schwalbach, a director of the Company, for cash in the amount of $103,000 ($4.12 per share, the book value of the stock at May 31, 1997).

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of January 31, 1998 by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director, nominee and executive officer of the Company named in the Summary Compensation Table under the heading "Executive Compensation" above and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

                                         NUMBER OF SHARES      PERCENTAGE OF
                                       BENEFICIALLY OWNED(1) OUTSTANDING SHARES
                                       --------------------- ------------------
D.R. Verdoorn(2)......................       3,249,312               7.9%
Looe Baker III(3).....................       1,838,508               4.5
Barry W. Butzow(4)....................         775,156               1.9
Dale S. Hanson(5).....................         683,892               1.7
Gregory D. Goven(6)...................         565,454               1.4
Owen P. Gleason(7)....................         492,964               1.2
Bernard M. Madej(8)...................         445,469               1.1
Robert Ezrilov........................          55,000                *
Gerald A. Schwalbach..................          25,000                *
All directors and executive officers
 as a group (15 persons)..............       8,922,300              21.6

--------
 * Less than 1%

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the "Commission"), and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of January 31, 1998 ("Currently Exercisable Options") are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.

(2) Mr. Verdoorn's address is 8100 Mitchell Road, Eden Prairie, Minnesota 55344. Includes 500,478 shares owned by Mr. Verdoorn's spouse, and 654,757 shares owned by trusts over which he exercises voting and investment power.

(3) Includes 422,970 shares owned by Mr. Baker's spouse and 360,000 shares owned by trusts over which he exercises voting and investment power.

(4) Includes 1,000 shares owned by Mr. Butzow's spouse.

(5) Includes 13,000 shares owned by Mr. Hanson's spouse. Mr. Hanson also has sole voting and investment power with respect to 70,000 shares held by a family partnership.

(6) Includes 43,589 shares owned by Mr. Goven's spouse and a child living at home, and 154,000 shares owned by a trust over which he exercises voting and investment power.

(7) Includes 51,414 shares owned by Mr. Gleason's spouse and children, and 150,000 shares owned by a trust over which he exercises voting and investment power.

(8) Includes 25,589 shares owned by Mr. Madej's spouse.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Commission. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the Commission to furnish the Company with copies of all
Section 16(a) reports they file.

  Based solely on a review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors and greater than 10% beneficial owners were complied with, except that statements of changes in beneficial ownership on Form 4 were not timely filed by each of the executive officers to reflect the sale of additional shares to the public pursuant to the exercise of a 30-day option granted to the underwriters in connection with the Company's initial public offering to cover over-allotments, but such changes were reported on a timely filed Form 5 for each of the executive officers.

           PROPOSAL TWO: SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has selected Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending December 31, 1998. A proposal to ratify the appointment of Arthur Andersen LLP will be presented at the Annual Meeting. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions from stockholders. If the appointment of Arthur Andersen LLP is not approved by the stockholders, the Board of Directors is not obligated to appoint other accountants, but the Board of Directors will give consideration to such unfavorable vote.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                            SOLICITATION OF PROXIES

  The Company is paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but in addition, the solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by regular employees of the Company without additional compensation. The Company will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the Company's stockholders.

                     PROPOSALS FOR THE 1999 ANNUAL MEETING

  Pursuant to federal securities laws, any proposal by a stockholder to be presented at the 1999 Annual Meeting of Stockholders and to be included in the Company's proxy statement must be received at the Company's executive offices, 8100 Mitchell Road, Eden Prairie, Minnesota 55344, no later than the close of business on December 2, 1998. Proposals should be sent to the attention of the Secretary. Pursuant to the Company's Bylaws, in order for business to be properly brought before the 1999 Annual Meeting of Stockholders by a stockholder, the stockholder must give written notice of such stockholder's intent to bring a matter before the annual meeting no later than February 4, 1999. Each such notice should be sent to the attention of the Secretary, and must set forth certain information with respect to the stockholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company's Bylaws.

                                    GENERAL

  The Company's Annual Report for the fiscal year ended December 31, 1997 is being mailed to stockholders together with this Proxy Statement. The Annual Report is not to be considered part of the soliciting materials.

  The information set forth in this Proxy Statement under the caption "Compensation Committee Report on Executive Compensation" and "Performance Graph" shall not be deemed to be (i) incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that in any such filing the Company expressly so incorporates such information by reference, and (ii) "soliciting material" or to be "filed" with the SEC.

                                          By Order of the Board of Directors

                                          /s/ Owen P. Gleason

                                          Owen P. Gleason
                                          Secretary

April 1, 1998

                         C.H. ROBINSON WORLDWIDE, INC.
                                 ANNUAL MEETING

                         C.H. Robinson Worldwide, Inc.
                               8100 Mitchell Road
                         Eden Prairie, Minnesota 55344

                                  MAY 5, 1998
                        9:00 A.M. CENTRAL STANDARD TIME

                             F Please detach here F

--------------------------------------------------------------------------------


                             [C.H. ROBINSON LOGO]

                            F Please detach here F

--------------------------------------------------------------------------------

  UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED
  IN ACCORDANCE WITH THE BOARD OF DIRECTORS'
  RECOMMENDATIONS.

  1. Election of directors.

  [_] FOR all nominees listed below
      (except as marked to the contrary below)

  [_] WITHHOLD AUTHORITY to vote
      for all nominees listed below

  D.R. Verdoorn   Barry W. Butzow

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES, STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

  2. Ratification of Selection of Independent Accountants.

  [_] FOR [_] AGAINST [_] ABSTAIN

  3. In their discretion, consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

                                      ------------------------------------

                                      ------------------------------------
                                      Signature(s)                    DATE

                                        This Proxy Card must be Signed
                                        Exactly as Name Appears hereon

                                      When shares are held by joint tenants,
                                      both should sign. When signing as
                                      attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                      PLEASE MARK, SIGN, DATE AND RETURN THE
                                      PROXY CARD USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

  C.H. ROBINSON WORLDWIDE, INC.
  8100 MITCHELL ROAD
  EDEN PRAIRIE, MINNESOTA 55344
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                                                 DIRECTORS

  The undersigned hereby appoints D.R. Verdoorn, Dale S.
  Hanson and Owen P. Gleason, or any of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of C.H. Robinson Worldwide, Inc. to be held in the corporate offices of C.H. Robinson
  Worldwide, Inc., 8100 Mitchell Road, Eden Prairie,
  Minnesota on the 5th day of May, 1998 at 9:00 a.m.
  C.S.T. and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned may be entitled to vote at said meeting as directed below with respect to the proposals as set forth in the Proxy
  Statement, and in their discretion upon any other matters that may properly come before said meeting.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS
  DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO
  DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE
  ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED UNDER
  PROPOSAL 1 AND FOR PROPOSAL 2. THE TABULATOR CANNOT
  VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY
  CARD.

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                                          SEE REVERSE
                                              SIDE
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